Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND

CHIEF FINANCIAL OFFICER PURSUANT TO RULE 13a-14(b) UNDER

THE SECURITIES EXCHANGE ACT OF 1934 AND SECTION 1350 OF

CHAPTER 63 OF TITLE 18 OF THE UNITED STATES CODE

Each of the undersigned, Neil Alpert and Scott McPherson, certifies, pursuant to Rule 13a-14(b) under the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code, that (1) this Annual Report on Form 10-K for the year ended December 31, 2014 of LaserLock Technologies, Inc. (the “Company”) fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act, and (2) the information contained in this report fairly presents, in all material respects, the financial condition and results of operations of the Company.

This Certification is signed on April 15, 2015.

/s/ Neil Alpert
Neil Alpert Chief Executive Officer

/s/ Scott McPherson
Scott McPherson Chief Financial Officer